UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 11, 2025

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 11, 2025, CaliberCos Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (the “Investor”) as the purchaser, pursuant to which the Company issued the Investor 15,868 shares of Series B Preferred Stock at a per share purchase price of $1,000 for gross proceeds to the Company of $15,868,000. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

At-The-Market Offering

On September 17, 2025, the Company entered into an At-The-Market Offering Agreement (the “Sales Agreement”) with R.F. Lafferty & Co., Inc. and The Benchmark Company, LLC (together, the “Managers”) to create an at-the-market equity program under which it may sell up to an aggregate of $10,333,203 of shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), from time to time through the Managers, as sales agents, subject to any applicable limits when using Form S-3 (the “ATM Offering”).

Upon delivery of a sales notice and subject to the terms and conditions of the Sales Agreement, the Managers may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, on any other existing trading market for the common stock or to or through a market maker. If the Company and the Managers agree on any method of distribution other than sales of shares of the Shares into The Nasdaq Capital Market or another existing trading market in the United States at market prices, the Company will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Company may instruct the Managers not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time. The Company and the Managers may suspend the ATM Offering upon notice and subject to other conditions.

The Company will pay the Managers commissions, in cash, for its services in acting as agent in the sale of the Shares. The Managers will be entitled to compensation at a commission rate of up to 3.0%. The Company will also reimburse the Managers for certain specified expenses in connection with the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Managers, other obligations of the parties and termination provisions. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement.

The ATM Offering will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement as permitted therein. The Company may terminate the Sales Agreement at any time upon five (5) days’ prior notice, and the Manager may terminate the agreement in their discretion at any time.

The Company previously filed a Form S-3 that became effective on June 25, 2025 that included the registration of $50,000,000 of its shares of Class A common stock in connection with a potential “at-the-market” offering. On September 17, 2025, the Company filed a prospectus supplement relating to the ATM Offering with the Securities and Exchange Commission.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The Sales Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Sales Agreement and in the context of the specific relationship between the parties. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Manatt, Phelps & Phillips, LLP, relating to the legality of the issuance and sale of the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated herein by reference.

The securities described above with respect to the Purchase Agreement have not been registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2025, the Company filed the Series B Certificate of Designation with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Company’s Series B Preferred Stock. The Series B Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Series B Certificate of Designation. The following is a summary description of the terms and the general effect of the issuance of the shares of Series B Preferred Stock on the Company’s other classes of registered securities.

Stated Value. Each share of Series B Preferred Stock has an initial stated value of $1,000.00, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Company’s Series B Preferred Stock.

Optional Conversion. At any time and from time to time, a holder of the shares of Series B Preferred Stock may, at its option, convert the holder’s shares of Series B Preferred Stock at a rate equal to the stated value divided by $250.00.

Voting Rights. The Series B Preferred Stock will have no voting rights relative to matters submitted to a vote of the Company’s stockholders (other than as required by law). However, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding Series B Preferred Stock: (i) amend or waive any provision of the certificate of designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series B Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series B Preferred Stock designated for issuance as provided in the certificate of designation); (ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges as to dividends or distributions upon a liquidation that are superior to the Series B Preferred Stock; or (iii) amend the Company’s certificate of incorporation in a manner that adversely and materially affects the rights of the Series B Preferred Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series B Preferred Stock then outstanding will be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series B Preferred Stock.

Ranking. The Series B Preferred Stock ranks senior to the Company’s Class A common stock and Class B common stock, junior to the Company’s Series A Preferred Stock and Series AA Preferred Stock and pari passu with any other class of preferred stock created with rights, preferences and privileges substantially similar to that of the Series B Preferred Stock with respect to the preferences provided for in the Certificate of Designation as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

Amendments. The Certificate of Designation may be amended by obtaining the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class.

The foregoing summary of the Series B Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Series B Certificate of Designation attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release announcing that it has closed a securities purchase agreement with an institutional investor for the sale of $15.9 million of perpetual convertible preferred equity and, separately, has established and activated an At-The-Market (ATM) equity program. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit
1.1	At-The-Market Offering Agreement by and among the Company and R.F. Lafferty & Co., Inc., dated as of September 17, 2025
3.1	Certificate of Designation, Preferences and Rights relating to the Series B Convertible Preferred Stock, dated September 11, 2025
5.1	Opinion of Manatt, Phelps & Phillips, LLP
10.1	Securities Purchase Agreement, dated September 11, 2025
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
99.1	Press Release dated September 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2025	CaliberCos Inc.

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chief Executive Officer